Exhibit 99.1

NEWS RELEASE

CONTACT:           Patrick Scanlon, Senior Vice President, Controller
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:     4:00 P.M. Eastern Time: July 30, 2010

Penseco Financial Services Corporation Reports Earnings as of June 30, 2010

SCRANTON, PA, July 30, 2010 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $147,000 for the three months ended June 30, 2010 to $3,016,000 or $0.92 per share compared with $2,869,000 or $0.88 per share from the year ago period.

The Company reported an increase in net income of $2,687,000 for the six months ended June 30, 2010 to $5,997,000 or $1.83 per share compared with $3,310,000 or $1.22 per weighted average share from the year ago period. The increase in net income was primarily attributed to a reduction of $366,000 in the provision for loan losses and a reduction of $1,550,000 in merger related costs associated with the Company’s acquisition of Old Forge Bank on April 1, 2009 (the “Merger”).

Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income, increased $1,664,000 for the six months ended June 30, 2010 to $5,997,000 compared to $4,333,000 for the same period of 2009. Operating earnings for the six months ended June 30, 2010 have been positively impacted by the Merger. A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity and dividend payout ratio are described within the non-GAAP reconciliation schedule included within this press release.

Net Interest Income

Pre-provision net interest income increased $283,000 or 3.5% for the three months ended June 30, 2010. Net interest income, after provision for loan losses, decreased $19,000 or 0.2% during the 2010 period, partly from a $302,000 increase in the provision for loan losses, along with reduced interest and fees on loans, investment income and reduced interest expense from lower funding costs.

Net interest income, after provision for loan losses, increased $3,102,000 or 24.2% for the six months ended June 30, 2010 largely due to increased interest and fees on loans as a result of the Merger which was completed on April 1, 2009, offset by a reduction in deposit costs.

Non-Interest Income

Total non-interest income increased $102,000 or 3.7% to $2,873,000 for the three months ended June 30, 2010, compared with $2,771,000 for the same period in 2009. Trust department income decreased $38,000 or 10.1% due to a decrease in the market value of trust assets. Service charges on deposit accounts increased $82,000 or 17.0% primarily due to the increased number of accounts and increased service charge activity. Brokerage fee income increased $13,000 or 16.5% mostly due to the volume of investor activity. Other fee income increased $82,000 or 24.8% mainly from increased debit card discounts related to the increased number of accounts. Other operating income decreased $46,000 or 21.1% largely due to a reduction of gains on the sale of low yielding long-term fixed rate real estate loans.

Total non-interest income increased $403,000 or 7.8% to $5,584,000 for the six months ended June 30, 2010, compared with $5,181,000 for the same period in 2009. Trust department income increased $32,000 or 4.7% due to increased business. Service charges on deposit accounts increased $275,000 or 33.5% primarily due to the increased number of accounts and increased service charge activity. Brokerage fee income decreased $34,000 or 17.3% mostly due to a lower volume of investor activity. Other fee income increased $145,000 or 23.5% mainly from increased debit card discounts related to the increased number of accounts. Bank-owned life insurance income increased $41,000 or 19.4% due to the Merger. Other operating income decreased $55,000 or 19.1% largely due to a reduction of gains on the sale of low yielding long-term fixed rate real estate loans.

Non-Interest Expenses

Total non-interest expenses decreased $127,000 or 1.8% to $6,805,000 for the three months ended June 30, 2010 compared with $6,932,000 for the same period of 2009. Salaries and employee benefits expense decreased $157,000 or 4.8% mainly due to reduced pension expense and unemployment taxes. Merchant transaction expenses increased $34,000 or 5.6% due to higher transaction volume. Merger related costs, which consisted in 2009 of severance payments and stay bonuses to key employees of Old Forge Bank to help with the transition and conversion process, decreased $215,000. FDIC insurance assessments increased $86,000 or 30.3% in 2010. Other operating expenses increased $107,000 or 6.1% mostly from amortization of core deposit intangible expense of $83,000 and increased general operating expenses.

Total non-interest expenses decreased $214,000 or 1.5% to $13,842,000 for the six months ended June 30, 2010 compared with $14,056,000 for the same period of 2009. Salaries and employee benefits expense increased $538,000 or 9.4% mainly due to increased salaries resulting from additional employees as a result of the Merger. Expense of premises and fixed assets increased $177,000 or 11.0% due to information technology system upgrades along with additional depreciation as a result of the Merger. Merger related costs decreased $1,550,000, which consisted in 2009 of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. FDIC insurance assessments increased $191,000 or 42.9% in 2010. Other operating expenses increased $442,000 or 13.5% partly from amortization of core deposit intangible expense of $175,000, increased professional services of $105,000, increased advertising of $48,000, along with increased general operating expenses.

Asset Quality

The allowance for loan losses at June 30, 2010 was $6,500,000 or 1.07% of total loans compared to $6,050,000 or 1.03% of total loans at June 30, 2009. Management believes the allowance for loan losses is adequate. The reserve for credit losses, which includes the allowance for loan losses plus a credit discount for loans acquired in the Merger, equaled $11,692,000 or 1.90% of total loans at June 30, 2010.

Non-accrual loans equaled $2,822,000 or 0.46% of loans at June 30, 2010 an increase of $91,000 from $2,731,000 or 0.47% of loans at June 30, 2009. If interest on those loans had been accrued, such income would have been $369,000 and $336,000 for the six months ended June 30, 2010 and June 30, 2009, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $665,000 or 0.11% of average outstanding loans for the six months ended June 30, 2010 compared to $456,000 or 0.09% for the six months ended June 30, 2009.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. At June 30, 2010, the Company had $7.6 million of TERI loans out of a total student loan portfolio of $17.4 million. These loans are placed on non-accrual status when they become more than 90 days past due. At June 30, 2010 there was $66,000 of such loans placed on non-accrual status.

Income Tax Expense

Applicable income taxes increased $63,000 or 8.1% for the three months ended June 30, 2010 due to overall higher income and the effect of $215,000 of costs associated with the Merger recorded in the second quarter of 2009. Also, applicable income taxes increased $1,032,000 or 165.9% during the first six months of 2010 primarily due to the effect of $1,550,000 of costs associated with the Merger recorded during the first six months of 2009, along with overall higher income.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

June 30,	June 30,	Inc / (Dec)%
2010	2009	$	Change

Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.37%	1.35%	1.48%
Return on Average Equity	10.00%	10.00%	-
Net Interest Margin	4.14%	4.13%	0.24%
Efficiency Ratio	60.78%	64.12%	-5.21%

Six Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.36%	0.89%	52.81%
Return on Average Equity	10.02%	6.99%	43.35%
Net Interest Margin	4.16%	4.07%	2.21%
Efficiency Ratio	61.91%	73.14%	-15.35%

STOCKHOLDERS' VALUE
Net Income	$5,997	$3,310	$2,687	81.18%
Earnings per share	1.83	1.22	0.61	50.00%
Dividends Per Share	0.84	0.84	-	-
Book Value Per Share	36.97	34.56	2.41	6.97%
Tangible Book Value Per Share	28.43	25.91	2.52	9.73%
Market Value Per Share	32.53	36.75	(4.22)	-11.48%
Market Value/Book Value	87.99%	106.34%	-17.25%
Market Value/Tangible Book Value	114.42%	141.84%	-19.33%
Price Earnings Multiple	8.89	x	15.06	x	-40.97%
Dividend Payout Ratio	45.90%	68.85%	-33.33%
Dividend Yield	5.16%	4.57%	12.91%

SAFETY AND SOUNDNESS
Stockholders' Equity/Assets	13.73%	13.25%	3.62%
Tangible Equity/Tangible Assets	10.90%	10.28%	6.03%
Total Capital/Risk Weighted Assets	16.58%	16.70%	-0.72%
Tier 1 Capital/Risk Weighted Assets	15.46%	15.61%	-0.96%
Tier 1 Capital/Average Assets	10.53%	12.11%	-13.05%
Non-performing Assets/Total Assets	0.46%	0.39%	17.95%
Non-performing loans to period end loans	0.46%	0.47%	-2.13%
Allowance for loan losses to period end loans	1.07%	1.03%	3.88%
Allowance for credit losses to total loans	1.90%	2.17%	-12.44%

BALANCE SHEET HIGHLIGHTS
Total Assets	$882,384	$854,123	$28,261	3.31%
Total Investments	194,804	191,165	3,639	1.90%
Net Loans	603,236	580,643	22,593	3.89%
Allowance for Loan Losses	6,500	6,050	450	7.44%
Total Deposits	654,268	639,278	14,990	2.34%
Stockholders' Equity	121,108	113,213	7,895	6.97%

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	June 30,	June 30,
	2010	2009
ASSETS
Cash and due from banks	$11,316	$11,112
Interest bearing balances with banks	2,197	2,253
Federal funds sold	-	-
Cash and Cash Equivalents	13,513	13,365
Investment securities:
Available-for-sale, at fair value	153,764	135,102
Held-to-maturity (fair value of $43,371
and $58,278, respectively)	41,040	56,063
Total Investment Securities	194,804	191,165
Loans, net of unearned income	609,736	586,693
Less: Allowance for loan losses	6,500	6,050
Loans, Net	603,236	580,643

Bank premises and equipment	13,033	12,216
Other real estate owned	1,269	687
Accrued interest receivable	3,951	4,058
Goodwill	26,398	26,398
Cash surrender value of life insurance	14,644	14,121
Other assets	11,536	11,470
Total Assets	$882,384	$854,123
LIABILITIES
Deposits:
Non-interest bearing	$108,202	$97,805
Interest bearing	546,066	541,473
Total Deposits	654,268	639,278
Other borrowed funds:
Repurchase agreements	18,435	25,100
Short-term borrowings	13,311	1,234
Long-term borrowings	67,525	67,539
Accrued interest payable	1,196	1,382
Other liabilities	6,541	6,377
Total Liabilities	761,276	740,910
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized,
3,276,079 shares issued and outstanding	33	33
Surplus	48,865	48,865
Retained earnings	71,330	65,777
Accumulated other comprehensive income	880	(1,462)
Total Stockholders' Equity	121,108	113,213
Total Liabilities and Stockholders' Equity	$882,384	$854,123

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans	$8,608	$8,727	$17,294	$15,011
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	704	872	1,423	1,750
States & political subdivisions	1,094	1,133	2,233	1,994
Other securities	12	8	23	22
Interest on Federal funds sold	-	-	-	-
Interest on balances with banks	2	3	4	6
Total Interest Income	10,420	10,743	20,977	18,783
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	532	482	965	760
Interest on other deposits	886	1,441	1,860	2,384
Interest on other borrowed funds	679	780	1,378	1,601
Total Interest Expense	2,097	2,703	4,203	4,745
Net Interest Income	8,323	8,040	16,774	14,038
Provision for loan losses	537	235	865	1,231
Net Interest Income After Provision for Loan Losses	7,786	7,805	15,909	12,807
NON-INTEREST INCOME
Trust department income	337	375	717	685
Service charges on deposit accounts	563	481	1,095	820
Merchant transaction income	875	841	2,069	2,049
Brokerage fee income	92	79	162	196
Other fee income	413	331	763	618
Bank-owned life insurance income	130	132	252	211
Other operating income	172	218	233	288
Realized gains (losses) on securities, net	291	314	293	314
Total Non-Interest Income	2,873	2,771	5,584	5,181
NON-INTEREST EXPENSES
Salaries and employee benefits	3,092	3,249	6,265	5,727
Expense of premises and fixed assets	835	817	1,785	1,608
Merchant transaction expenses	639	605	1,450	1,462
Merger related costs	-	215	-	1,550
FDIC insurance assessments	370	284	636	445
Other operating expenses	1,869	1,762	3,706	3,264
Total Non-Interest Expenses	6,805	6,932	13,842	14,056
Income before income taxes	3,854	3,644	7,651	3,932
Applicable income taxes	838	775	1,654	622
Net Income	$3,016	$2,869	$5,997	$3,310

Weighted average shares outstanding	3,276,079	3,276,079	3,276,079	2,712,040
Earnings per Common Share	$0.92	$0.88	$1.83	$1.22
Cash Dividends Declared Per Common Share	$0.42	$0.42	$0.84	$0.84

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

THREE MONTHS ENDED JUNE 30, 2010 AND 2009
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, March 31, 2009	$21	$10,819	$64,284	$(1,793)	$73,331

Fair value of consideration exchanged in merger	12	38,046	-	-	38,058

Comprehensive income:
Net income	-	-	2,869	-	2,869
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	331	331
Other comprehensive income				331	331

Comprehensive income					3,200

Cash dividends declared ($0.42 per share)	-	-	(1,376)	-	(1,376)

Balance, June 30, 2009	$33	$48,865	$65,777	$(1,462)	$113,213

Balance, March 31, 2010	$33	$48,865	$69,691	$503	$119,092

Comprehensive income:
Net income	-	-	3,016	-	3,016
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	377	377
Other comprehensive income				377	377

Comprehensive income					3,393

Cash dividends declared ($0.42 per share)	-	-	(1,377)	-	(1,377)

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Fair value of consideration exchanged in merger	12	38,046	-	-	38,058

Comprehensive income:
Net income	-	-	3,310	-	3,310
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	481	481
Other comprehensive income				481	481

Comprehensive income					3,791

Cash dividends declared ($0.84 per share)	-	-	(2,278)	-	(2,278)

Balance, June 30, 2009	$33	$48,865	$65,777	$(1,462)	$113,213

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Fair value of consideration exchanged in merger	-	-	-	-	-

Comprehensive income:
Net income	-	-	5,997	-	5,997
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	467	467
Other comprehensive income				467	467

Comprehensive income					6,464

Cash dividends declared ($0.84 per share)	-	-	(2,753)	-	(2,753)

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is traded on the OTC Bulletin Board Market, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Pro Forma Information

The results of operations of Penseco Financial Services Corporation, for the six months ended June 30, 2009, does not include the operations of Old Forge Bank for the first quarter of 2009. For pro forma information which includes Old Forge Bank operations, refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission

Non-GAAP Financial Measures

Certain financial measures for 2009 contained in this Form 8-K exclude costs related to the Company’s acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles (“GAAP”) and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

Merger costs of $215,000 and $1,550,000 in the three months and six months ended June 30, 2009, respectively, related to the acquisition of Old Forge Bank consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended
	June 30,
	2010	2009	Change
Net interest income after provision for loan losses	$7,786	$7,805	$(19)
Non-interest income	2,873	2,771	102
Non-interest expense	(6,805)	(6,932)	127
Income tax (provision) benefit	(838)	(775)	(63)
Net income	3,016	2,869	147

Adjustments
Non-interest expense
Merger related costs	-	215	(215)
Total Adjustments pre-tax	-	215	(215)
Income tax provision (benefit) 1	-	73	(73)
After tax adjustments to GAAP	-	142	(142)
Adjusted net income	$3,016	$3,011	$5

Return on Average Assets	1.37%	1.42%
Return on Average Equity	10.00%	10.49%
Dividend Payout Ratio	45.65%	45.65%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended June 30, 2010 was 10.00% and 1.37%, respectively. ROE was 10.00% (10.49% excluding the Merger costs) and ROA was 1.35% (1.42% excluding the Merger costs) for the same period last year. The dividend payout ratio was 45.65% and was 47.73% (45.65% excluding the Merger costs) for the same period last year.

_________________________
(1)  Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.

	Six Months Ended
	June 30,
	2010	2009	Change
Net interest income after provision for loan losses	$15,909	$12,807	$3,102
Non-interest income	5,584	5,181	403
Non-interest expense	(13,842)	(14,056)	214
Income tax benefit (provision)	(1,654)	(622)	(1,032)
Net income	5,997	3,310	2,687

Adjustments
Non-interest expense
Merger related costs	-	1,550	(1,550)
Total Adjustments pre-tax	-	1,550	(1,550)
Income tax provision (benefit)2	-	527	(527)
After tax adjustments to GAAP	-	1,023	(1,023)
Adjusted net income	$5,997	$4,333	$1,664

Return on Average Assets	1.36%	1.17%
Return on Average Equity	10.02%	9.15%
Dividend Payout Ratio	45.90%	52.50%

Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2010 was 10.02% and 1.36%, respectively. ROE was 6.99% (9.15% excluding the Merger costs) and ROA was 0.89% (1.17% excluding the Merger costs) for the same period last year. The dividend payout ratio was 45.90% and was 68.85% (52.50% excluding the Merger costs) for the same period last year.

_________________________
(2)  Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.